UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2025

Taylor Morrison Home Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

(Address of principal executive offices and zip code)

(480) 840-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	TMHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2025, the Board of Directors (the “Board”) of Taylor Morrison Home Corporation (the “Company”), on the recommendation of its Nominating and Governance Committee (the “Nominating Committee”), appointed Amanda Whalen (effective March 1, 2026) as an independent member of the Board to serve as a director until the Company’s annual meeting of stockholders to be held in 2026 and until her respective successor has been duly elected and qualified, or until her respective earlier death, resignation, retirement, disqualification or removal. In addition, the Board also appointed Ms. Whalen as a member of the Audit Committee of the Board (“Audit Committee”), effective as of March 1, 2026, and determined that she is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended).

Ms. Whalen, age 50, has served as the Chief Financial Officer of Klaviyo, Inc., an AI-first customer relationship management (CRM) platform built for business to consumer brands, since May 2022. From July 2017 to March 2022, Ms. Whalen held various senior leadership roles at Walmart Inc., a global omnichannel retailer, including most recently as Executive Vice President and Chief Financial Officer of Walmart International. From 2008 to 2017, Ms. Whalen served as a finance and strategy executive in various industries, and from 1997 to 2008 she was with Bain & Company, a global management consulting firm. Ms. Whalen holds a B.A. in Comparative Literature from Princeton University and an M.B.A. from the Massachusetts Institute of Technology’s Sloan School of Management.

Under the Company’s annual compensation program for eligible directors, Ms. Whalen will be entitled to receive the Company’s standard compensation provided to all the Company’s independent directors for service on the Board (currently an $85,000 annual cash retainer, an additional $12,000 annual cash retainer payable to members of the Audit Committee and an annual equity award with a grant date fair value of $175,000 and payable in the form of restricted stock units (“RSUs”)). Ms. Whalen will also be entitled to participate in the Taylor Morrison Home Corporation Non-Employee Deferred Compensation Plan (the “Director Plan”). The material terms of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan, as amended and restated (the “Incentive Plan”), the RSUs, the Director Plan and the deferred stock units issued under the Director Plan are the same as those described in the Company’s definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2025 and as provided in the Incentive Plan, the form of RSU award agreement, the Director Plan and the form of deferred stock unit agreement, each as previously filed with the SEC.

Ms. Whalen has also entered into the Company’s customary indemnification agreement for directors and officers.

Item 7.01. Regulation FD Disclosure.

On December 16, 2025, the Company issued a press release announcing the changes in the Board. A copy of the Company’s press release is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

99.1	Press release issued December 16, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Taylor Morrison Home Corporation

By:	/s/ Todd Merrill
Name:	Todd Merrill
Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: December 16, 2025